                                                                   EXHIBIT 12(a)

                   BANKERS TRUST CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                              (dollars in millions)


                                                                                                                          Six Months
                                                                           Year Ended December 31,                             Ended
                                                  --------------------------------------------------------------------      June 30,
                                                       1995          1996          1997           1998           1999          2000
                                                  ----------------------------------------------------------------------------------
Earnings:
 1. Income (loss) before
     income taxes                                      $469        $1,131        $1,239           $(77)       $(1,415)          $127
 2. Add: Fixed charges
          excluding
          capitalized
          interest
          (Line 10)                                   5,138         5,483         5,959          6,954          3,654          1,468
 3. Less: Equity in undistri-
            buted income of
            unconsolidated
            subsidiaries and
            affiliates                                   28            30          (117)            15             75             29
                                                  ----------------------------------------------------------------------------------
 4. Earnings including
     interest on deposits                             5,579         6,584         7,315          6,862          2,164          1,566
 5. Less: Interest on
           deposits                                   1,360         1,355         2,076          2,195          1,424            551
                                                  ----------------------------------------------------------------------------------
 6. Earnings excluding
     interest on deposits                            $4,219        $5,229        $5,239         $4,667           $740         $1,015
                                                  ==================================================================================

Fixed Charges:
 7. Interest Expense                                 $5,105        $5,451        $5,926         $6,919         $3,612         $1,449
 8. Estimated interest
     component of net
     rental expense                                      33            32            33             35             42             19
 9. Amortization of debt
     issuance expense                                    --            --            --             --             --             --
                                                  ----------------------------------------------------------------------------------
10. Total fixed charges
     including interest on
     deposits and excluding
     capitalized interest                             5,138         5,483         5,959          6,954          3,654          1,468
11. Add: Capitalized
          interest                                       --            --            --             --             --             --
                                                  ----------------------------------------------------------------------------------
12. Total fixed charges                               5,138         5,483         5,959          6,954          3,654          1,468

13. Less: Interest on
           deposits
           (Line 5)                                   1,360         1,355         2,076          2,195          1,424            551
                                                  ----------------------------------------------------------------------------------
14. Fixed charges excluding
     interest on deposits                            $3,778        $4,128        $3,883         $4,759         $2,230           $917
                                                  ==================================================================================

Consolidated Ratios of Earnings
 to Fixed Charges:
  Including interest on
   deposits
   (Line 4/Line 12)                                    1.09          1.20          1.23            .99            N/A           1.07
                                                   =================================================================================

  Excluding interest on
   deposits
   (Line 6/Line 14)                                    1.12          1.27          1.35            .98            N/A           1.11
                                                   =================================================================================

For the years ended December 31, 1999 and 1998, earnings, as defined, did not cover fixed charges, including and excluding interest on deposits by $1,490 million and $92 million, respectively, as a result of a net loss recorded during the period.
N/A - Not Applicable.